UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2016

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders ("Annual Meeting") of Kaman Corporation (the "Company") was held on April 20, 2016.  Of the 27,020,574 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, 25,515,140 shares, or approximately 94.43%, were represented in person or by proxy, constituting a quorum.  Set forth below are the final results of the voting for each of the proposals voted upon at the Annual Meeting.

1.    Proposal No. 1 - Election of Directors

The Board of Directors (the "Board") has ten Directors, divided into three classes.  At the Annual Meeting, four individuals were elected as Class II Directors, by the votes set forth below, each to serve for a term of three years and until his or her successor has been elected and qualified.

Nominee	For	Vote Withheld	Broker Non-Votes

Neal J. Keating	23,137,189	545,107	1,832,844
Scott E. Kuechle	23,547,682	134,010	1,832,844
Jennifer M. Pollino	23,505,404	176,288	1,832,844
Richard J. Swift	20,744,783	2,937,513	1,832,844

The Class I and III Directors whose terms continue after the meeting are Brian E. Barents, E. Reeves Callaway III, Karen M. Garrison, A. William Higgins, George E. Minnich and Thomas W. Rabaut.  Eileen S. Kraus did not stand for re-election at the Annual Meeting in accordance with the Company's mandatory retirement policy.

2.	Proposal No. 2 – Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers

The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
23, 256,281	355,119	70,896	1,832,844

3.	Proposal No. 3 – Ratification of Appointment of PricewaterhouseCoopers LLP

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accounting firm for the year ending December 31, 2016, was approved by the following vote:

For	Against	Abstain	Broker Non-votes
25,240,459	238,508	36,173	0

4.	Proposal No. 4 – Approval, on an Advisory Basis, of a Shareholder Proposal to Elect Directors Annually

The proposal to approve, on an advisory basis, a shareholder proposal to elect Directors annually was approved by the following vote:

For	Against	Abstain	Broker Non-votes
14,454,884	9,118,519	108,893	1,832,844

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e) – Amendment and Restatement of Change in Control Agreements

On April 20, 2016, the Personnel & Compensation Committee of the Board approved, and all of the respective parties have since signed, an amendment and restatement of the Change in Control Agreements in effect with the Company's executive officers, including each of the Company's "named executive officers" (those executive officers who are listed in the compensation disclosure in our Notice of Annual Meeting and Proxy Statement dated March 4, 2016).  The Amended and Restated Change in Control Agreements (hereinafter, the "Change in Control Agreements") are, except as noted below, each based on an identical form of agreement and supersede the predecessor version of such agreements previously in effect for each executive officer.  The Change in Control Agreements were, as a general matter, put in place to accomplish various clarifying and technical changes (and not to materially change the amount of payments and benefits which could become due thereunder).

The Change in Control Agreements provide each executive with the following severance payments and benefits in the event that the executive's employment is terminated by the Company without "Cause" (other than due to death or disability) or by the executive for "Good Reason" during the two-year period immediately following a Change in Control of the Company (or in certain circumstances during the period prior to a Change in Control):

•
a lump-sum cash payment equal to two times the executive's base salary (three times in the case of our Chief Executive Officer), plus two times (three times in the case of our Chief Executive Officer) the executive's target annual bonus for the year of termination;

•	a pro-rata portion of the executive's annual bonus for the performance year in which the termination occurs (based on target performance);

•
continued participation at the Company's expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive and the executive's eligible dependents (subject to offset if the executive becomes covered due to future employment);

•	full vesting of outstanding equity and cash LTIP awards (at the target level of performance for performance-vesting awards);

•
eligibility for benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive's post-employment participation in the Company's benefit plans terminates;

•
reimbursement of up to $30,000 (in the aggregate) for outplacement services, relocation costs, or both, until the earlier of the first anniversary of the date of termination or the first day of the executive's employment with a new employer.

None of our executive officers are entitled to any "gross-up" payments under the Change in Control Agreements with respect to any golden parachute excise taxes which may be imposed on payment and benefits under the agreements.  Under certain circumstances, an executive's payments and benefits under the agreement may be reduced in order to avoid the imposition of such taxes.  In addition, severance payments under the agreement are subject to the executive's execution of a release of claims in favor of the Company and compliance with certain restrictive covenants (such as non-solicitation and non-competition covenants).

Generally, for purposes of the Change in Control Agreements, a Change in Control occurs if: (i) a person unaffiliated with the Company acquires control of thirty-five percent or more of the combined voting power of the Company's outstanding securities; (ii) there is a change in a majority of the Company's directors during a two-year period which is not approved by a vote of a majority of the incumbent directors; (iii) there is a merger of the Company with an unrelated entity that results in the Company's shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company); or (iv) there is a sale of substantially all of the Company's assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the Company.

"Cause" for purposes of the Change in Control Agreements generally means: (i) the willful and continued failure of the executive to substantially perform the executive's duties with the Company after notice from the Company; or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

"Good Reason" for purposes of the Change in Control Agreements generally means (i) the assignment to the executive of any duties inconsistent with the executive's position prior to the Change in Control or a substantial diminution in the nature or status of the executive's responsibilities; (ii) a reduction by the Company in the executive's annual base salary; (iii) the relocation of the executive's principal place of employment to a location more than 50 miles from the Executive's principal place of employment immediately prior to the Change in Control; and (iv) the Company's failure (A) to pay to the executive any portion of his current or deferred compensation, within 30 days of the date such compensation is due; (B) to continue in effect any compensation plan in which the executive participates immediately prior to the Change in Control which is material to his total compensation without an equitable substitute; (C) to provide life insurance, health and accident, or disability plans that are substantially similar to those in which the executive was participating immediately prior to the Change in Control; (D) to provide the executive with the number of paid vacation days to which he was entitled to prior to the Change in Control; or (E) to comply with the employment termination procedures for Cause set forth in the Change in Control Agreements.

Each of the Change in Control Agreements has an initial five-year term and will thereafter automatically renew for additional one-year periods, absent delivery of notice of non-renewal by either party.

The preceding summary of the form Change in Control Agreement is qualified in its entirety by reference to the full text of such form of agreement, a complete copy of which is attached as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 5.02(e).

8.01    Other Events.

At the annual reorganizational meeting of the Board held on April 20, 2016 in conjunction with the Annual Meeting, the Board reappointed Karen M. Garrison to serve as the Company's Lead Independent Director.  The Board also approved the following Committee appointments for the coming year:

Corporate Governance Committee:

Lead Director, Chair (K.M. Garrison)
A.W. Higgins, S.E. Kuechle, R.J. Swift

Audit Committee:

S.E. Kuechle, Chair
G.E. Minnich, J.M. Pollino, T.W. Rabaut

Personnel & Compensation Committee:

R.J. Swift, Chair
B.E. Barents, E. R. Callaway, G.E. Minnich, J.M. Pollino

Finance Committee:

A.W. Higgins, Chair
B.E. Barents, E.R. Callaway, K.M. Garrison, T.W. Rabaut

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.
The following exhibit is filed as part of this report:
10.1
Form of Amended and Restated Change in Control Agreement by and between the Company and each of its executive officers (to wit: Messrs. Keating, Starr, Smidler, Steiner, Galla, Goodrich, Lisle, Tedone and Troy).*

*
Management contract or compensatory plan.  Copies of individual Change in Control Agreements have been omitted pursuant to Instruction 2 of Item 601 of Regulation S-K because the Change in Controls Agreements are substantially identical in all material respects except as to the parties thereto and certain other aspects that are discussed in this report.  The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted agreement upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: April 22, 2016

INDEX TO EXHIBITS

Exhibit	Description

10.1
Form of Amended and Restated Change in Control Agreement by and between the Company and each of its executive officers (to wit: Messrs. Keating, Starr, Smidler, Steiner, Galla, Goodrich, Lisle, Tedone and Troy).*

*
Management contract or compensatory plan.  Copies of individual Change in Control Agreements have been omitted pursuant to Instruction 2 of Item 601 of Regulation S-K because the Change in Controls Agreements are substantially identical in all material respects except as to the parties thereto and certain other aspects that are discussed in this report.  The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted agreement upon request.